CERTIFICATION

Re:           Morgan Stanley Capital I Trust 2016-BNK2, Commercial Mortgage Pass-Through Certificates, Series 2016-BNK2 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2016 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

I, George Kok, certify that:

1.             I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2016-BNK2 (the “Exchange Act periodic reports”);

2.             Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.             Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.             Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.             All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and

                Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Wilmington Trust, National Association, as Trustee

•         Wells Fargo Bank, National Association, as Certificate Administrator

•         Wells Fargo Bank, National Association, as Custodian

•         Wells Fargo Bank, National Association, as Master Servicer

•         C-III Asset Management LLC, as Special Servicer

•         Park Bridge Lender Services LLC, as Operating Advisor

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant

•         National Tax Search, LLC, as Servicing Function Participant

•         Berkadia Commercial Mortgage LLC, as Servicing Function Participant

•         Wells Fargo Bank, National Association, as Master Servicer under the MSBAM 2016-C31 securitization, pursuant to which the following mortgage loans were serviced: Huntington Center (from 1/1/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the MSBAM 2016-C31 securitization, pursuant to which the following mortgage loans were serviced: Huntington Center (from 1/1/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the MSBAM 2016-C31 securitization, pursuant to which the following mortgage loans were serviced: Huntington Center (from 1/1/17 to 12/31/17)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the MSC 2016-UBS12 securitization, pursuant to which the following mortgage loans were serviced: The Orchard (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced: One Penn Center (from 1/1/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced: One Penn Center (from 1/1/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced: One Penn Center (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced: International Square (from 1/1/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced: International Square (from 1/1/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced: International Square (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the MSBAM 2016-C30 securitization, pursuant to which the following mortgage loans were serviced: Briarwood Mall (from 1/1/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the MSBAM 2016-C30 securitization, pursuant to which the following mortgage loans were serviced: Briarwood Mall (from 1/1/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the MSBAM 2016-C30 securitization, pursuant to which the following mortgage loans were serviced: Briarwood Mall (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2016-C37 securitization, pursuant to which the following mortgage loans were serviced: Fremaux Town Center (from 1/1/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the WFCM 2016-C37 securitization, pursuant to which the following mortgage loans were serviced: Fremaux Town Center (from 1/1/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the WFCM 2016-C37 securitization, pursuant to which the following mortgage loans were serviced: Fremaux Town Center (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK 2017-BNK4 securitization, pursuant to which the following mortgage loans were serviced: American Greetings HQ (from 4/19/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the BANK 2017-BNK4 securitization, pursuant to which the following mortgage loans were serviced: American Greetings HQ (from 4/19/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the BANK 2017-BNK4 securitization, pursuant to which the following mortgage loans were serviced: American Greetings HQ (from 4/19/17 to 12/31/17)

•         Berkadia Commercial Mortgage LLC, as Servicing Function Participant under the BANK 2017-BNK4 securitization, pursuant to which the following mortgage loans were serviced: American Greetings HQ (from 4/19/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2016-C36 securitization, pursuant to which the following mortgage loans were serviced: Conrad Indianapolis (from 1/1/17 to 12/31/17)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the WFCM 2016-C36 securitization, pursuant to which the following mortgage loans were serviced: Conrad Indianapolis (from 1/1/17 to 12/31/17)

•         National Tax Search, LLC, as Servicing Function Participant under the WFCM 2016-C36 securitization, pursuant to which the following mortgage loans were serviced: Conrad Indianapolis (from 1/1/17 to 12/31/17)

•         Rialto Capital Advisors, LLC, as Special Servicer under the MSBAM 2016-C31 securitization, pursuant to which the following mortgage loans were serviced: Huntington Center (from 1/1/17 to 12/31/17)

•         Rialto Capital Advisors, LLC, as Special Servicer under the MSC 2016-UBS12 securitization, pursuant to which the following mortgage loans were serviced: The Orchard (from 1/1/17 to 12/31/17)

•         Rialto Capital Advisors, LLC, as Special Servicer under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced: One Penn Center (from 1/1/17 to 12/31/17)

•         LNR Partners, LLC, as Special Servicer under the MSBAM 2016-C30 securitization, pursuant to which the following mortgage loans were serviced: Briarwood Mall (from 1/1/17 to 12/31/17)

•         LNR Partners, LLC, as Special Servicer under the WFCM 2016-C37 securitization, pursuant to which the following mortgage loans were serviced: Fremaux Town Center (from 1/1/17 to 12/31/17)

•         Rialto Capital Advisors, LLC, as Special Servicer under the BANK 2017-BNK4 securitization, pursuant to which the following mortgage loans were serviced: American Greetings HQ (from 4/19/17 to 12/31/17)

•         C-III Asset Management LLC, as Special Servicer under the WFCM 2016-C36 securitization, pursuant to which the following mortgage loans were serviced: Conrad Indianapolis (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the MSBAM 2016-C31 securitization, pursuant to which the following mortgage loans were serviced: Huntington Center (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the MSC 2016-UBS12 securitization, pursuant to which the following mortgage loans were serviced: The Orchard (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the WFCM 2016-BNK1 securitization, pursuant to which the following mortgage loans were serviced: One Penn Center (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the BAMLL 2016-ISQR securitization, pursuant to which the following mortgage loans were serviced: International Square (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the MSBAM 2016-C30 securitization, pursuant to which the following mortgage loans were serviced: Briarwood Mall (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the WFCM 2016-C37 securitization, pursuant to which the following mortgage loans were serviced: Fremaux Town Center (from 1/1/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the BANK 2017-BNK4 securitization, pursuant to which the following mortgage loans were serviced: American Greetings HQ (from 4/19/17 to 12/31/17)

•         Wells Fargo Bank, National Association, as Custodian under the WFCM 2016-C36 securitization, pursuant to which the following mortgage loans were serviced: Conrad Indianapolis (from 1/1/17 to 12/31/17)

Date:  April 2, 2018

By /s/ George Kok

Name: George Kok

Title: President